Filed Pursuant to Rule 424(b)(3)

Registration No. 333-285578

PROSPECTUS

Southland Holdings, Inc.

5,942,233 Shares of Common Stock

The selling stockholders named in this prospectus (including their pledgees, donees, transferees, assignees, successors and other permitted transferees) (the “Selling Stockholders”) may use this prospectus to offer and resell from time to time up to 5,942,233 shares (the “Shares”) of our common stock, par value $0.0001 per share (“Common Stock”), consisting of up to (i) 3,396,233 shares of Common Stock issued to Frank S. Renda in a private placement that closed on December 27, 2024 (the “Private Placement”); (ii) 2,215,664 shares of Common Stock issued to Rudy V. Renda in the Private Placement; (iii) 219,002 shares of Common Stock issued to Tim Winn in the Private Placement; (iv) 111,334 shares of Common Stock that were issued to Cody Gallarda upon the vesting of certain Restricted Stock Units (“RSUs”). A portion of the Shares issued pursuant to certain RSUs were issued under Southland Holdings, Inc.’s 2022 Equity Incentive Plan pursuant to a registration statement on Form S-8 (File Number 333-272455), filed with the Securities and Exchange Commission (“SEC”) on June 6, 2023. Otherwise, the Shares were issued to the Selling Stockholders in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE American, LLC listing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities.

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock. The Selling Stockholders or their permitted transferees may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Stockholders may sell the Common Stock in the section titled “Plan of Distribution.”

You should carefully read this prospectus and any prospectus supplement or amendment, as well as the documents incorporated by reference in this prospectus, before you invest in our securities.

Our Common Stock and our warrants are listed on the NYSE American LLC (“NYSE”) under the symbols “SLND” and “SLND WS” respectively. On May 13, 2025, the closing price of our Common Stock was $3.70 and the closing price for our Warrants was $0.159.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risks. See the section titled “Risk Factors” beginning on page 2 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings from time to time through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, including any information incorporated by reference, any applicable prospectus supplement or any related free writing prospectus, together with the additional information to which we refer you in the sections of this prospectus titled, “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section of this prospectus titled, “Where You Can Find More Information.”

On December 27, 2024, we agreed to issue an aggregate of 5,830,899 shares of Common Stock to Frank S. Renda, Rudy V. Renda and Tim Winn in exchange for the full satisfaction and discharge of an aggregate of $20,000,000 in outstanding amounts under certain promissory notes with a price per share of $3.43, calculated using the greater of (a) the volume-weighted average price per share of Common Stock, rounded to the nearest hundredth of a cent, on the NYSE American for the thirty consecutive trading days immediately preceding and ending on the December 27, 2024 and (b) the closing price of Common Stock on NYSE American on December 27, 2024.

Unless the context indicates otherwise, references in this prospectus to “Southland,” “the Company,” “we,” “us,” “our” and similar terms are intended to refer to Southland Holdings, Inc and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the reasonable beliefs and assumptions of our management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements include, but are not limited to, statements about the ability of the Company to:

●	Access, collect and use personal data about consumers;

●	Execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

●	Anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	Retain and hire necessary employees;

●	Increase brand awareness;

●	Attract, train and retain effective officers, key employees or directors;

●	Upgrade and maintain information technology systems;

●	Potential disruptions, failures or security breaches of the information technology systems on which we rely to conduct our business;

●	Acquire, develop and protect intellectual property;

●	Meet future liquidity requirements, maintain adequate working capital and comply with restrictive covenants related to long-term indebtedness;

●	Effectively respond to general economic, socioeconomic and other business conditions;

●	Maintain the listing of our securities on the NYSE or another national securities exchange;

●	Obtain additional capital, including use of debt and capital markets;

●	Achieve or enhance future operating and financial results;

●	Anticipate rapid technological changes;

●	Comply with laws and regulations applicable to its business, including laws and regulations related to data privacy and insurance operations;

●	Stay abreast of modified or new laws and regulations applying to our business;

●	Anticipate the impact of, and respond to, new accounting standards;

●	Anticipate any rise in interest rates which would increase our cost of capital;

●	Anticipate the significance and timing of contractual obligations;

●	Maintain key strategic relationships with customers, partners and distributors;

●	Respond to uncertainties associated with product and service development and market acceptance;

●	Anticipate the ability of the renewable sector or any other current or potential sectors to develop to the size or at the rate it expects;

●	Manage to finance operations on an economically viable basis;

●	Anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets; and

●	Successfully defend, pursue or collect claims and litigation; and

●	Anticipate and respond to changes in the domestic or international trade laws, including tarrifs.

Forward-looking statements are not guarantees of performance and speak only as of the date hereof. While we believe that these forward-looking statements are reasonable, there can be no assurance that we will achieve or realize these plans, intentions, or expectations. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this prospectus or in any accompanying prospectus supplement and in documents incorporated by reference, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

●	Litigation, complaints, product liability claims and/or adverse publicity;

●	The impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

●	Increases and decreases in utility and other energy costs, increased costs related to utility or governmental requirements;

●	Privacy and data protection laws, privacy or data breaches or the loss of data; and

●	The impact of the COVID-19 pandemic and its effect on business and financial conditions.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on the business, nor the extent to which any factor or combination of facts may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the reasonable beliefs and opinions of Southland on the relevant subject. These statements are based upon information available to us, as applicable, as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, involve risks and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, including the information set forth under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” and the documents we have incorporated by reference in this prospectus, along with our consolidated financial statements and related notes incorporated by reference in this prospectus, before making an investment decision.

Our Company

Southland Holdings, Inc. is a diverse leader in specialty infrastructure construction with roots dating back to 1900. The end markets for which we provide services cover a broad spectrum of specialty services within infrastructure construction. We design and construct projects in the bridges, tunnels, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipelines end markets. Southland is based in Grapevine, Texas. It is the parent company of Johnson Bros. Corporation, American Bridge Company, Oscar Renda Contracting, Southland Contracting, Mole Constructors, and Heritage Materials. With the combined capabilities of these six primary subsidiaries, Southland has become a diversified industry leader with projects spanning North America in various end markets.

We are a Delaware corporation, formerly known as Legato Merger Corp. II. The mailing address of Southland’s principal executive office is 1100 Kubota Drive, Grapevine, Texas 76051 and the telephone number of Southland’s principal executive office is (817) 293-4263. Our website address is https://www.southlandholdings.com/. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

Shares of Common Stock offered by the Selling Stockholders	Up to 5,942,233 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	53,996,404 shares of Common Stock (as of May 2, 2025).

Use of Proceeds	We will not receive any proceeds from any sale of shares of Common Stock by the Selling Stockholders. On May 13, 2025, the closing price of our Common Stock was $3.70 per share. See “Use of Proceeds.”

Market for Common Stock	Our Common Stock is currently traded on the NYSE American LLC under the symbols “SLND.”

Risk Factors	See “Risk Factors” beginning on page 2 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, in addition to the risks and uncertainty discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement. See “Where You Can Find More Information.” Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Except as may be disclosed in any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after the date of this prospectus, there have been no material changes with respect to the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2024.

USE OF PROCEEDS

All of the Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Stockholders (including their pledgees, donees, transferees, assignees, successors and other permitted transferees) of up to 5,942,233 shares of Common Stock, consisting of up to (i) 3,396,233 shares of Common Stock issued to Frank S. Renda in the Private Placement; (ii) 2,215,664 shares of Common Stock issued to Rudy V. Renda in the Private Placement; (iii) 219,002 shares of Common Stock issued to Tim Winn in the Private Placement; and (iv) 111,334 shares of Common Stock issued to Cody Gallarda upon the vesting of certain Restricted Stock Units (“RSUs”). When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Common Stock.

The following table sets forth information provided by or on behalf of each Selling Stockholder or otherwise reasonably available to the Company as of February 26, 2025, regarding (i) the aggregate number of shares of Common Stock beneficially owned prior to the offering; (ii) the aggregate number of shares of Common Stock that may be offered from time to time by each Selling Stockholder pursuant to this prospectus and any accompanying prospectus supplement; and (iii) the number of shares of Common Stock, and percentage ownership of, each Selling Stockholder, after the sale of securities offered hereby. The beneficial ownership percentages following the offering are based on 53,996,404 shares of Common Stock issued and outstanding as of May 2, 2025, and have assumed that each Selling Stockholder will sell all shares of Common Stock offered pursuant to this prospectus.

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Stockholders will sell all or any of such shares. The following table sets forth certain information provided by or on behalf of the Selling Stockholders concerning the Common Stock that may be offered from time to time by each Selling Stockholder with this prospectus and the beneficial ownership of the Selling Stockholders both before and after the offering of the securities covered by this prospectus, assuming the sale of all securities covered by this prospectus. A Selling Stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Unless otherwise indicated, the business address of each person listed in the table below is c/o Southland Holdings, Inc., 1100 Kubota Drive, Grapevine, Texas 76051.

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock Being Offered		Number of Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Frank S. Renda(1)	27,811,703	3,396,233	(5)	24,415,470	45.22%
Rudy V. Renda(2)	9,212,257	2,215,664	(6)	6,996,593	12.96%
Tim Winn(3)	3,582,070	219,002	(7)	3,363,068	6.23%
Cody Gallarda(4)	112,334	111,334	(8)	1,000	*

*	Less than one percent

(1)	Common Stock beneficially owned includes: (i) 14,967,754 shares held directly by Mr. Renda; (ii) 6,140,497 shares held by the Frank Renda 2015 Irrevocable Trust; (iii) 2,211,394 shares held by the Dominic Vincent Renda Trust; (iv) 2,211,394 shares held by the Madison Nicole Renda Trust; (v) 2,211,394 shares held by the Santino Leonidas Renda Trust; and (vi) 69,270 shares held directly by Mr. Renda’s spouse. With respect to the shares referenced in (ii)-(vi) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.
(2)	Common Stock beneficially owned includes: (i) 6,092,998 shares held directly by Mr. Renda; (ii) 1,560,155 shares held by the Rudolph V. Renda, Jr. 2015 Irrevocable Trust; (iii) 744,829 shares held by the Angelo Joseph Renda Trust; (iv) 744,829 shares held directly by the Lola Sofia Renda Trust; and (v) 69,446 shares held by the Christy Lee Renda 2015 Irrevocable Trust. With respect to the shares referenced in (ii)-(v) in this footnote, Mr. Renda disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.
(3)	Common Stock beneficially owned includes: (i) 1,906,207 shares held directly by Mr. Winn; (ii) 1,675,863 shares held by irrevocable trusts established for the benefit of Mr. Winn’s children. With respect to the shares referenced in (ii) in this footnote, Mr. Winn disclaims beneficial ownership of such shares except to the extent of his ultimate pecuniary interest therein.
(4)	Common Stock beneficially owned includes 112,334 shares held directly by Mr. Gallarda.
(5)	Consists of 3,396,233 shares of Common Stock issued in the Private Placement.
(6)	Consists of 2,215,664 shares of Common Stock issued in the Private Placement.
(7)	Consists of 219,002 shares of Common Stock issued in the Private Placement.
(8)	Consists of 111,334 shares of Common Stock issued to Mr. Gallarda upon the vesting of certain RSUs.
(9)	Represents the maximum number of shares of common stock that may be offered by the selling stockholder based on the assumption that all of the outstanding RSUs held by the selling stockholder are vested.
(10)	Represents the number of shares of common stock that will be beneficially owned by the selling stockholder after completion of this offering.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares of common stock registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution.”

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge to you read the applicable provisions of Delaware law and each of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), which are exhibits to the registration statement of which this prospectus is a part, carefully and in their entirety for a complete description of the rights and preferences of our securities.

Authorized Capital Stock

The Charter authorizes the issuance of 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 50,000,000 shares of preferred stock (“Preferred Shares”), par value $0.0001 per share.

Common Stock

The Charter provides that the Company has one class of common stock, Common Stock, par value $0.0001 per share. As of May 2, 2025, there were 53,996,404 shares of Common Stock issued and outstanding.

Preferred Stock

The Charter provides that Preferred Shares may be issued from time to time in one or more series. The board of directors of the Company is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the board of directors of the Company to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. We have no Preferred Shares outstanding at the date hereof.

Dividends

Under the Charter, holders of Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by the Company board out of legally available assets or funds. There are no current plans to pay cash dividends on Common Stock for the foreseeable future.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Charter, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the Charter.

Preemptive or Other Rights

The Charter does not provide for any preemptive or other similar rights.

Election of Directors

The Company’s board currently consists of seven directors. The Charter provides that the board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company’s board of directors.

Under the Charter, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee.

Annual Stockholder Meetings

The Charter provides that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Company’s board of directors. To the extent permitted under applicable law, the Company may conduct meetings by means of remote communication.

Stockholders’ Derivative Actions

Under the Delaware General Corporation Law (DGCL), any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Conflicts of Interest; Corporate Opportunity

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter provides that, to the maximum extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Charter or in the future, and further provides that the Company will renounce any expectancy that any of the directors or officers of the Company will offer any such corporate opportunity of which he or she may become aware to the Company, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Company.

Limitations on Liability and Indemnification of Officers and Directors

Limitation of Liability; Indemnification

The Charter provides that to the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Bylaws also provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person. The Company has entered into indemnification agreements with the directors and officers of the Company.

Insurance Coverage

The Bylaws will provide that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL. Each of the Company and Southland LLC have purchased a tail policy with respect to liability coverage for the benefit of their prior officers and directors for a period of six years following December 14, 2023.

These provisions may discourage current shareholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders and stockholders. Furthermore, a shareholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Company’s Charter and Bylaws contain, and the DGCL contains, provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Classified Board of Directors

The Charter provides that the Company’s board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of the Company’s board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Company’s board of directors.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

The Charter provides that unless the Company consents in in writing to the selection of an alternative forum, (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the U.S.; however, this provision will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. For purposes of this provision, “internal corporate claims” means claims, including claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery.

Advance Notice of Director Nominations and New Business

The Bylaws state that in order for a stockholder of the Company to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided however that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held the preceding year, notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of such meeting is first made by the Company. Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

Listing of Securities

Our Common Stock and warrants are listed on the NYSE under the symbols “SLND” and “SLND WS,” respectively.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the Selling Stockholders named in this prospectus of up to an aggregate of 5,942,233 shares of Common Stock.

We will pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the Common Stock less any discounts and commissions borne by the Selling Stockholders.

The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes any donee, pledgee, transferee or other successor in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. Each Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of NYSE;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of shares of Common Stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Winstead PC, Dallas, Texas.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, including exhibits, with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.southlandholdings.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 19, 2025 and March 28, 2025; and

●	the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 22, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Southland Holdings, Inc.
Attention: Investor Relations
1100 Kubota Drive

Grapevine, Texas 76051

(817) 293-4263